                     IN THE UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF NEW YORK


----------------------------------------X
IN RE                                   :  CASE NO. 96-61376
                                                    96-61377
THE BENNETT FUNDING GROUP, INC.         :           96-61378
BENNETT RECEIVABLES CORPORATION                     96-61379
BENNETT RECEIVABLES CORPORATION II      :
BENNETT MANAGEMENT AND DEVELOPMENT
  CORPORATION                           :  Chapter 11
                                           Jointly Administered
                       Debtors          :
----------------------------------------X
RICHARD C. BREEDEN, CHAPTER 11 TRUSTEE  :
FOR THE BENNETT FUNDING GROUP,
INC., et al.,                           :

                       Plaintiff,       :
                                                            v.
                                        :

PATRICK R. BENNETT, EDMUND T. BENNETT,  :
KATHLEEN M. BENNETT, MICHAEL A. BENNETT,
GWEN BENNETT, BENNETT FINANCIAL         :
ASSOCIATES, BENNETT FUNDING OF NEW
YORK, KENNETH P. KASARJIAN, KENTON      :        Adv. Pro.
GROUP, INC., ANTHONY PAVONI, SCRIPTEX,           No. 96-70154 (SDG)
INC., CASTLE OFFICE SYSTEMS, INC.,      :
CHARLES GENOVESE, HEMLOCK INVESTOR
ASSOCIATES, HIGH MOUNTAIN ASSOCIATES,   :
HIGHWOOD INVESTOR ASSOCIATES, MUTUAL
INVESTORS FUNDING CORPORATION, COMFORT  :
FINANCIAL ASSOCIATES, COMFORT
ASSOCIATES, INC., OLYMPUS PROPERTY      :
MANAGEMENT CORPORATION, ALLEGRO
PROPERTY & FINANCE, INC., JOSEPH J.     :
CANINO, and JOHN DOES 1-100
                                        :
                       Defendants.
----------------------------------------X


                                     ORDER

                  The Court having been presented with a stipulation between the plaintiff in this adversary proceeding, Richard C.

                                      -1-



Breeden, as Trustee for Bennett Management & Development Corporation, and a defendant in this adversary proceeding, Mutual Investors Funding Corporation; and the Court having reviewed the contents of the stipulation and having concluded that notice of this Order need not be given; now therefore it is hereby

                  ORDERED, that the stipulation and the terms thereof are approved in all respects.


Dated:            Utica, New York
                  November 27, 1996



                                           /s/ Stephen D. Gerling
                                           ________________________________
                                           The Honorable Stephen D. Gerling
                                           Chief U.S. Bankruptcy Judge



                                      -2-



DRAFT

                      IN THE UNITED STATES BANKRUPTCY COURT

                          NORTHERN DISTRICT OF NEW YORK

--------------------------------------------x
IN RE                                       :        CASE NO.          96-61376
                                                                       96-61377
THE BENNETT FUNDING GROUP, INC.             :                          96-61378
BENNETT RECEIVABLES CORPORATION                                        96-61379
BENNETT RECEIVABLES CORPORATION II          :
BENNETT MANAGEMENT AND DEVELOPMENT
  CORPORATION                               :        Chapter 11
                                                     Jointly Administered

                             Debtors        :

--------------------------------------------x
RICHARD C. BREEDEN, CHAPTER 11 TRUSTEE      :
FOR THE BENNETT FUNDING GROUP,INC., et al.,
                                            :

                             Plaintiff,     :

                             :                       STIPULATION

                                                                v.

PATRICK R. BENNETT, EDMUND T. BENNETT,
KATHLEEN M. BENNETT, MICHAEL A. BENNETT,    :
GWEN BENNETT, BENNETT FINANCIAL
ASSOCIATES, BENNETT FUNDING OF NEW          :
YORK, KENNETH P. KASARJIAN, KENTON                   Adv. Pro.
GROUP, INC., ANTHONY PAVONI, SCRIPTEX,      :        No. 96-70154 (SDG)
INC., CASTLE OFFICE SYSTEMS, INC.,
CHARLES GENOVESE, HEMLOCK INVESTOR          :
ASSOCIATES, HIGH MOUNTAIN ASSOCIATES,
HIGHWOOD INVESTOR ASSOCIATES, MUTUAL        :
INVESTORS FUNDING CORPORATION, COMFORT
FINANCIAL ASSOCIATES, COMFORT               :
ASSOCIATES, INC., OLYMPUS PROPERTY
MANAGEMENT CORPORATION, ALLEGRO             :
PROPERTY & FINANCE, INC., JOSEPH J.
CANINO, and JOHN DOES 1-100,                :

                          Defendants.       :

--------------------------------------------x

                  WHEREAS, on or about March 29, 1996, Chapter 11 cases were commenced for The Bennett Funding Group, Inc., Bennett Receivables Corporation,

Bennett Receivables

Corporation II and Bennett Management and Development Corporation (collectively, with their debtor subsidiaries, the "Debtors"); and

                  WHEREAS, on April 18, 1996, Richard C. Breeden was appointed Chapter 11 Trustee of the Debtors (the "Trustee") and such appointment was approved by the Court; and

                  WHEREAS, on or about August 29, 1996, the Trustee filed a First Amended Complaint (the "Complaint") against Mutual Investors Funding Corporation ("MIFCO") and other defendants; and

                  WHEREAS, the Trustee alleges in the Complaint, among other things, that MIFCO is in possession of certain property that is property of the Debtors' estate and that MIFCO participated in a fraudulent and avoidable transfer of property under sections 273, 274 and 276 of the N.Y. Debt. Cred. Law; and

                  WHEREAS, MIFCO owns 1,500,000 shares of American Gaming & Entertainment, Ltd. ("AGEL") common stock, 4,000 shares of AGEL Class C preferred stock, 4,000 shares of AGEL Class D preferred stock and 4,000 shares of AGEL Class E preferred stock (collectively, the "AGEL Stock"); and

                  WHEREAS, the Trustee seeks, among other things, to acquire possession of the AGEL Stock; and

                  WHEREAS, MIFCO and the Trustee are involved in settlement discussions in an effort to resolve the issues presented in this action; and

                  WHEREAS, upon the approval of this Stipulation by the Bankruptcy Court, MIFCO is prepared to deliver certain irrevocable stock powers (the "Stock Powers") to the

Trustee for purposes of voluntarily transferring the AGEL Stock to the Trustee, in furtherance of said settlement discussions;

                  IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned:

                  1. Within three (3) business days of MIFCO's receipt of fully conformed copies of this Stipulation and the Bankruptcy Court's Order approving said Stipulation, MIFCO shall deliver to the Trustee all documentation necessary to effectuate the transfer of the AGEL stock to the Trustee;

                  2. The Trustee hereby agrees to accept the transfer of the

AGEL Stock;

                  3. The Trustee acknowledges that the shares of AGEL Stock being transferred have not been registered under the Securities Act of 1933, as amended (the "Act") or under any state securities law and agrees that the AGEL Stock will not be offered, sold, or otherwise transferred unless the shares are registered under the Act and applicable state securities laws, or such offers, sales and transfers are made pursuant to an available exemption from the registration requirements of those laws;

                  4. Nothing in this Stipulation or the Stock Powers shall be deemed an admission by MIFCO of any of the allegations in the Complaint, or an admission by MIFCO of any allegations in any other administrative, civil or criminal proceeding or action that has been or may be commenced;

                  5. Except as expressly provided herein and in the Stock Powers, each party to the stipulation expressly reserves its claim or claims against the other, including the Trustee's claims against MIFCO as alleged in the Complaint and any claims or counterclaims that may be asserted by MIFCO against the Trustee. Nothing in the Stipulation or Stock Powers shall constitute a waiver or compromise of either party's respective claims, rights or interests; and

                  6. This Stipulation and the Stock Powers are being executed pursuant to settlement discussions between the parties and as such are not admissible for any purpose in any proceeding except by prior written consent of the parties.

Dated:     New York, New York
           November 12, 1996


                                                      SIMPSON THACHER & BARTLETT
                                                  (A partnership which includes
                                                      professional corporations)
                                               Attorneys for Richard C. Breeden,
                                                      Chapter 11 Trustee for The
                                              Bennett Funding Group, Inc. et al.
                                                            425 Lexington Avenue
                                                        New York, New York 10017
                                                                  (212) 455-2000

                                                 By: /s/ George M. Newcombe
                                                     ------------------------
                                                     George M. Newcombe (508293)
                                                            A Member of the Firm

                                                  GORDON ALTMAN BUTOWSKY WEITZEN
                                                                   SHALOV & WEIN
                                                  Attorneys for Mutual Investors
                                                             Funding Corporation
                                                              114 W. 47th Street
                                                        New York, New York 10036
                                                                   (212)626-0800

                                                    By: /s/ Lawrence J. Zweifach
                                                        ------------------------
                                                            Lawrence J. Zweifach
                                                            A Member of the Firm